This page beingPrudential QMA Long-Short Equity
FINANCIAL INFORMATION (Cont. from Screen 33) filed for series 4.


EXPENSES (Negative answers are allowed For the period covered by this form on this screen for 72Z only)
($000's omitted)

72.Y) Expense reimbursements ----------------------------- $0

   Z) Net investment income ------------------------------ $  0

  AA) Realized capital gains ------------------------$  0

  BB) Realized capital losses -----------------------$  0

  CC) 1. Net unrealized appreciation during the period --- $  0

  2. Net unrealized depreciation during the period --- $   0

  DD) 1. Total income dividends for which record date
 passed during the period ------------------------ $  0

2. Dividends for a second class of open-end
 company shares -----------------------------------$  0

  EE) Total capital gains distributions for which
  record date passed during the period --------------- $  0
73. Distributions per share for which record date passed during the period:
   NOTE: Show in fractions of a cent if so declared.
"   A) 1. Dividends from net investment income $0.000
"  2. Dividends for a second class of open-end
  company shares $0.000
   B) Distribution of capital gains ---------------$0.0000
   C) Other distributions --------------------------------- $   0.0000
  SCREEN NUMBER: 34


This page being
(Continued from Screen 35)
filed for series 4.
   Condensed balance sheet data:
As of the end of current reporting

period (000's omitted except for per

share amounts and number of accounts)
74.O) Payables for portfolio instruments purchased --------------- $0
   P) Amounts owed to affiliated persons ------------------------- $0
   Q) Senior long-term debt -------------------------------------- $0
   R) Other liabilities:1. Reverse repurchase agreements---------- $0
2. Short sales --------------------------- $0
3. Written options ----------------------- $0
4. All other liabilities ----------------- $0

   S) Senior equity -----------------------------------------------$0
   T) Net assets of common shareholders ---------------------------$0
   U) 1. Number of shares outstanding -----------------------------$0
  2. Number of shares outstanding of a second class of shares of open-end company ---------------------------------------0
"   V) 1. Net asset value per share(to nearest cent)$11.86

   2. Net asset value per share of a second class of open-end
" company shares (to nearest cent) $11.61, 11.95
   W) Mark-to-market net asset value per share
  for money market funds only (to 4 decimals) -----------------$   0.0000
   X) Total number of shareholder accounts ------------------------$0
   Y) Total value of assets in segregated accounts ----------------$0 SCREEN NUMBER: 36


Because the electronic format for filing Form
N-SAR does not provide
"adequate space for responding to Items 73A1&2 and 74V1&2 correctly, " the correct answers are as above.